UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

XSUNX, INC.
---------------
(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

65 Enterprise, Aliso Viejo, CA 92656
------------------------------------
(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

  On October 13, 2009, the Chief Executive Officer of XsunX, Inc., a Colorado corporation (the “Company”), was interviewed by www.stockhideout.com, a discussion forum, and answered questions generally related to the Company’s plans and efforts to develop manufacturing technology for Copper Indium Gallium (di) Selenide (“CIGS”) thin film solar cells (the “Q&A”). The Company’s responses during the Q&A provide a summary outline of its staff’s experience with CIGS, technology selection, certain efforts and progress, and anticipated uses for the technology. A copy of the Q&A’s transcript is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

On October 6, 2009, the Company released a newsletter (the “Newsletter”) to its shareholders providing an update with respect to the progress associated with the Company’s plans to develop new technology for the mass production of CIGS thin film solar cells. The Newsletter provides a summary outline of certain efforts and progress associated with the Company’s plans to commercialize manufacturing technology which combines solar manufacturing techniques with high rate production technologies from the hard disc drive (HDD) industry. A copy of the Newsletter is attached hereto as Exhibit 99.2 and is hereby incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Transcript of Interview Q&A with www.stockhideout.com, dated October 13, 2009	Provided herewith
99.2	Shareholder Newsletter, dated October 6, 2009	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: October 13, 2009	By:	/s/ Tom Djokovich
Tom Djokovich, CEO/Secretary
Title